Exhibit (h)1(a)(2)

AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

This Amendment No. 1 (this “Amendment”) is made this 7th day of August, 2000 to the Participation Agreement (the “Agreement”), dated March 16, 1999, by and among The Northwestern Mutual Life Insurance Company (the “Company”), Russell Insurance Funds (the “Investment Company”), and Russell Fund Distributors, Inc. (the “Underwriter”).

WHEREAS, the parties wish to amend the Agreement to include additional variable annuity contracts issued by the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 of Schedule B of the Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE B

CONTRACTS

Contract Form Numbers:

Variable Life:
RR.VJL.(1298)	RR Series Variable Joint Life
RR.VEL.(0398)	RR Series Variable Executive Life
QQ.VCL	QQ Series Variable CompLife
MM 15	MM Series Variable Whole Life
MM 16	MM Series Variable Single Premium Life
MM 17	MM Series Variable Extraordinary Life

Individual Variable Annuity:
RR.V.B.BK.(032000)	RR Series VAs
RR.V.A.BK.(032000)
RR.V.B.FR.(032000)
RR.V.A.FR.(032000)
RR.V.B.MSNST.(032000)
QQV.ACCT.A QQV.ACCT.B	QQ Series VAs
MM V lA MM V 1B MM V 1	MM Series VAs
LL V lA LL V 1B LL V 1	LL Series VAs
KK V 1A KK V 1B KK V 1	KK Series VAs
JJ V1A JJ V 1B	JJ Series VAs

Group Variable Annuity
NPV.1C	NN Series GPA
MP V 1 C	MM Series GPA
LL V 1C	LL Series GPA
KK V 1C	KK Series GPA
JJ V 1C	JJ Series GPA”

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

THE NORTHWESTERN MUTUAL
ATTEST:	LIFE INSURANCE COMPANY

/s/ JAMES R. EBEN	By:	/s/ MARK G. DOLL
James R. Eben		Mark G. Doll
Assistant Secretary	Title: Secretary and General Counsel

ATTEST:	RUSSELL INSURANCE FUNDS

/s/ GREGORY J. LYONS	By:	/s/ KARL J. EGE
Gregory J. Lyons		Karl J. Ege
Assistant Secretary	Title: Secretary and General Counsel

ATTEST:	RUSSELL FUND DISTRIBUTORS, INC.

/s/ GREGORY J. LYONS	By:	/s/ KARL J. EGE
Gregory J. Lyons		Karl J. Ege
Assistant Secretary	Title: Secretary and General Counsel